   As filed with the Securities and Exchange Commission on October 13, 2000
                                                      Registration No. 333-44974
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

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                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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                     GEMSTAR-TV GUIDE INTERNATIONAL, INC.
            (Exact Name of Registrant as Specified in its Charter)

                               ------------------
     Delaware                                            95-4782077
(State or Other Jurisdiction of                        (I.R.S. Employer
Incorporation or Organization)                         Identification No.)

                    135 North Los Robles Avenue, Suite 800
                          Pasadena, California 91101
                                (626) 792-5700
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                               ------------------

                          Stephen A. Weiswasser, Esq.
                 Executive Vice President and General Counsel
                     Gemstar-TV Guide International, Inc.
                    135 North Los Robles Avenue, Suite 800
                          Pasadena, California 91101
                                (626) 792-5700
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                               ----------------
                                  Copies to:

                               David A. Krinsky
                             O'Melveny & Myers LLP
                     610 Newport Center Drive, Suite 1700
                        Newport Beach, California 92660
                                (949) 760-9600

                         Deregistration of Securities

Gemstar-TV Guide International, Inc. (the "Company") registered 88,942 shares of its common stock (the "Shares") pursuant to its Registration Statement on Form S-3 (File No. 333-44974) filed on August 31, 2000 and declared effective on September 13, 2000 (the "Registration Statement"). The Shares were registered to permit resales of such Shares by certain Selling Stockholders named in the Registration Statement. By filing this Post-Effective Amendment No. 1 to the Registration Statement, the Company hereby removes from registration all of the Shares which remain unsold as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such Shares.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-44974 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on October 11, 2000.

                              GEMSTAR-TV GUIDE INTERNATIONAL, INC.

                              By:    /s/ Stephen A. Weiswasser
                                   -----------------------------------
                                   Stephen A. Weiswasser
                                   Executive Vice President
                                   and General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement No. 333-44974 has been signed by the following persons in the capacities and on the dates indicated.

Signature                                                    Title                                     Date
---------                                                   ------                                    -----
   *                                          Chairman of the Board, Chief Executive Officer and   October 11, 2000
---------------------------------------       Director (Principal Executive Officer)
Henry C. Yuen

   *                                          Chief Financial Officer and Director (Principal      October 11, 2000
---------------------------------------       Financial Officer)
Elsie Ma Leung

/s/ Stephen A. Weiswasser                     Executive Vice President, General Counsel and        October 11, 2000
---------------------------------------       Director
Stephen A. Weiswasser, Esq.

   *                                          Director                                             October 11, 2000
---------------------------------------
Douglas B. Macrae

   *                                          Director                                             October 11, 2000
---------------------------------------
James E. Meyer

   *                                          Director                                             October 11, 2000
---------------------------------------
George F. Carrier, Ph.D

   *                                          Director                                             October 11, 2000
---------------------------------------
Peter C. Boylan III

   *                                          Director                                             October 11, 2000
---------------------------------------
Joachim Kiener

   *                                          Director                                             October 11, 2000
---------------------------------------
Robert R. Bennett

   *                                          Director                                             October 11, 2000
---------------------------------------
Chase Carey

   *                                          Director                                             October 11, 2000
---------------------------------------
J. David Wargo

   *                                          Director                                             October 11, 2000
---------------------------------------
Nicholas Donatiello, Jr.

*By:  /s/ Stephen A. Weiswasser                                                                    October 11, 2000
     ----------------------------------
     Stephen A. Weiswasser

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